March 28, 2008


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares
evidenced by the American
Depositary Receipts each
representing Ten Ordinary
Shares of Flextech Holdings
Limited
(Form F6 File No. 3336808)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in name to Dragon Group International Limited of
Ten (10) Ordinary share represented by one
American Depositary Share (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR
certificate with revised name change for
Flextech Holdings   Limited.

The Prospectus has been revised to reflect the new name from Flextech Holdings
Limited to Dragon Group International
Limited.
Effective January 22, 2008 the Companys
Name Changed To Dragon Group
International Limited.

Attached to this letter is a copy of a letter from Flextech Holdings Limited Inc to The Bank of
New York requesting the name change

Please contact me with any questions or
comments at 212 8152276

Violet Pagan
Vice President
The Bank of New York Mellon  ADR Division
Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







Depositary Receipts
101 Barclay Street 22nd Floor West, New York, NY 10286